For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports Fourth Quarter 2012 Results

Billings, MT - January 28, 2013 - First Interstate BancSystem, Inc. reports fourth quarter 2012 net income available to common shareholders of $16.1 million, or $0.37 per diluted share, as compared to $15.3 million, or $0.35 per diluted share, for third quarter 2012, and $12.4 million, or $0.29 per diluted share, for fourth quarter 2011.

Significant financial statement items for the fourth quarter of 2012 include:

•
Income from the origination and sale of residential mortgage loans increased to a record high level of $12.3 million during the three months ended December 31, 2012. This represented a 5.6% increase over the prior quarter and a 52.4% increase over the same quarter of the prior year;

•
Net interest margin ratio declined 8 basis points during fourth quarter 2012, as compared to third quarter 2012, and 24 basis points as compared to fourth quarter 2011, due to lower yields earned on loan and investment portfolios;

•
Non-performing assets continued to decrease to the lowest level since 2009, declining to $174.6 million, or 2.26% of total assets, as of December 31, 2012, compared to $202.7 million, or 2.72% of total assets, as of September 30, 2012, and $278.9 million, or 3.81% of total assets, as of December 31, 2011; and

•
Provision for loan losses was $8.0 million for the three months ended December 31, 2012, compared to $9.5 million for the three months ended September 30, 2012, and $13.8 million for the three months ended December 31, 2011.

RESULTS SUMMARY
(Unaudited; $ in thousands, except per share data)

	As Of or For the Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	December 31, 2012	September 30, 2012	December 31, 2011
Net income available to common shareholders	$16,114	$15,292	$12,402	5.4%	29.9%
Diluted earnings per common share	0.37	0.35	0.29	5.7%	27.6%
Dividends paid per common share	0.2500	0.1200	0.1125	108.3%	122.2%
Book value per common share	17.35	17.29	16.77	0.3%	3.5%
Tangible book value per common share*	12.97	12.90	12.33	0.5%	5.2%
Net tangible book value per common share*	14.37	14.30	13.74	0.5%	4.6%
Return on average common equity, annualized	8.55%	8.22%	6.84%
Return on average tangible common equity, annualized*	11.45%	11.07%	9.31%
Return on average assets, annualized	0.88%	0.86%	0.72%

	As Of or For the Year Ended
	December 31, 2012	December 31, 2011	Year Over Year % Change
Net income available to common shareholders	$54,924	41,124	33.6%
Diluted earnings per common share	1.27	0.96	32.3%
Dividends paid per common share	0.61	0.45	35.6%
Return on average common equity	7.46%	5.86%
Return on average tangible common equity*	10.07%	8.06%
Return on average assets	0.79%	0.61%

*	See Non-GAAP Financial Measures included herein for a discussion regarding tangible and net tangible book value per common share.

“Our fourth quarter performance capped a strong year for the Company, resulting in a 32% increase in earnings per share year-over-year as well as significant improvements in return on equity and return on assets,” said Ed Garding, President and Chief Executive Officer of First Interstate BancSystem, Inc. “Fourth quarter results were driven by continued robust activity in residential mortgage lending. Growth in this area is reflective of strong demand for refinancing in our markets, as well as enhancements we have made in our systems and processes that have enabled us to capture additional market share. We were also pleased to see further improvement in asset quality and a reduction in credit costs during the quarter. Total non-performing assets declined by 37% from the prior year, which reflects the diligent efforts of our lenders and credit officers in managing these assets to satisfactory resolutions,” Garding further noted.
“Moving into 2013, we expect to deliver another year of strong profitability. Although modest loan demand and continued compression in our net interest margin will present challenges for growing our net interest income, we believe we can offset these pressures through further increases in our non-interest income, continued improvement in operating efficiencies, and a reduction in credit costs resulting from continued improvement in asset quality,” said Mr. Garding.

REVENUE SUMMARY
(Unaudited; $ in thousands)

	For the Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	December 31, 2012	September 30, 2012	December 31, 2011
Interest income	$67,601	$68,175	$72,006	-0.8%	-6.1%
Interest expense	6,628	7,170	8,971	-7.6%	-26.1%
Net interest income	60,973	61,005	63,035	-0.1%	-3.3%
Non-interest income:
Income from the origination and sale of loans	12,321	11,665	8,087	5.6%	52.4%
Other service charges, commissions and fees	8,774	8,774	8,062	—%	8.8%
Service charges on deposit accounts	4,401	4,395	4,543	0.1%	-3.1%
Wealth management revenues	3,659	3,557	3,280	2.9%	11.6%
Investment securities gains, net	53	66	1,488	-19.7%	-96.4%
Other income	1,427	1,725	1,537	-17.3%	-7.2%
Total non-interest income	30,635	30,182	26,997	1.5%	13.5%
Total revenues	$91,608	$91,187	$90,032	0.5%	1.8%
Tax equivalent net interest margin ratio	3.55%	3.63%	3.79%

	For the Year Ended		Year Over Year % Change
	December 31, 2012	December 31, 2011
Interest income	$273,900	$292,883	-6.5%
Interest expense	30,114	42,031	-28.4%
Net interest income	243,786	250,852	-2.8%
Non-interest income:
Income from the origination and sale of loans	41,790	21,153	97.6%
Other service charges, commissions and fees	34,226	31,689	8.0%
Service charges on deposit accounts	17,412	17,647	-1.3%
Wealth management revenues	14,314	13,575	5.4%
Investment securities gains, net	348	1,544	-77.5%
Other income	6,771	6,264	8.1%
Total non-interest income	114,861	91,872	25.0%
Total revenues	$358,647	$342,724	4.6%
Tax equivalent net interest margin ratio	3.66%	3.80%

Net Interest Income

The Company's net interest margin ratio decreased to 3.55% during fourth quarter 2012, as compared to 3.63% during third quarter 2012. The fourth quarter 2012 net interest margin ratio included $425 thousand of recoveries of charged-off interest. Exclusive of these interest recoveries, the Company's net interest margin ratio was 3.53% during fourth quarter 2012. The decline in the net interest margin ratio, as compared to third quarter 2012, was primarily due to lower yields earned on the Company's loan and investment portfolios. The impact of lower asset yields was partially offset by increases in average outstanding loans and investment securities and a 5 basis point reduction in the cost of interest-bearing liabilities due to a continuing favorable shift in the mix of deposits from higher costing time deposits into non-interest bearing demand deposits.

Decreases in net interest margin ratio during the three and twelve months ended December 31, 2012, as compared to the same periods in 2011, were due to lower outstanding loan balances and lower yields earned on the Company's loan and investment portfolios, which were partially offset by reductions in the cost of interest bearing liabilities combined with a shift from higher-costing savings and time deposits to lower-costing demand deposits.

Non-interest Income

Non-interest income increased during the three and twelve months ended December 31, 2012, as compared to the same periods in 2011 and the three months ended September 30, 2012, primarily due to increases in income from the origination and sale of residential mortgage loans. New loans for home purchases accounted for approximately 35% of our 2012 residential loan production, compared to 44% in 2011.

NON-INTEREST EXPENSE
(Unaudited; $ in thousands)

	For the Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	December 31, 2012	September 30, 2012	December 31, 2011
Non-interest expense:
Salaries and wages	$23,288	$23,341	$22,002	-0.2%	5.8%
Employee benefits	6,113	7,447	6,871	-17.9%	-11.0%
Occupancy, net	3,968	3,793	3,815	4.6%	4.0%
Furniture and equipment	3,301	3,231	3,195	2.2%	3.3%
Other real estate owned ("OREO") expense, net of income	3,877	2,612	2,021	48.4%	91.8%
Outsourced technology services	2,199	2,182	2,245	0.8%	-2.0%
FDIC insurance premiums	1,652	1,622	1,607	1.8%	2.8%
Professional fees	1,059	1,050	1,176	0.9%	-9.9%
Mortgage servicing rights amortization	910	879	940	3.5%	-3.2%
Mortgage servicing rights impairment (recovery)	(10)	55	427	-118.2%	-102.3%
Core deposit intangibles amortization	355	355	361	0.0%	-1.7%
Other expenses	11,120	10,497	11,561	5.9%	-3.8%
Total non-interest expense	$57,832	$57,064	$56,221	1.3%	2.9%

	For the Year Ended		Year Over Year % Change
	December 31, 2012	December 31, 2011
Non-interest expense:
Salaries and wages	$89,833	$83,560	7.5%
Employee benefits	29,345	27,792	5.6%
Occupancy, net	15,786	16,223	-2.7%
Furniture and equipment	12,859	12,562	2.4%
OREO expense, net of income	9,400	8,652	8.6%
Outsourced technology services	8,826	8,933	-1.2%
FDIC insurance premiums	6,470	7,333	-11.8%
Professional fees	4,044	3,676	10.0%
Mortgage servicing rights amortization	3,501	3,225	8.6%
Mortgage servicing rights impairment (recovery)	(771)	1,275	-160.5%
Core deposit intangibles amortization	1,420	1,446	-1.8%
Other expenses	48,922	43,735	11.9%
Total non-interest expense	$229,635	$218,412	5.1%

Salaries and wages increased during the three and twelve months ended December 31, 2012, as compared to the same periods in the prior year, primarily due to higher incentive bonus accruals reflective of the Company's improved performance, inflationary wage increases and increases in commissions and overtime related to the substantial increase in residential real estate loan activity.

Employee benefits decreased during fourth quarter 2012, as compared to third quarter 2012 and fourth quarter 2011, primarily due to lower group health insurance costs. During fourth quarter 2012, the Company reversed $1.1 million of previously accrued group health insurance expense to reflect favorable claims experience in 2012.

Employee benefits increased during the twelve months ended December 31, 2012, as compared to the same period in 2011, primarily due to the combined effects of increases in the market values of securities held under deferred compensation plans, higher stock-based compensation expense and increases in profit sharing accruals reflective of the Company's improved performance. These increases were partially offset by decreases in group health insurance expense described above.

Increases in OREO expense during fourth quarter 2012, as compared to third quarter of 2012 and fourth quarter 2011, were primarily due to write-downs in the estimated fair values of OREO properties. During fourth quarter 2012, the Company recorded write-downs in the estimated fair values of OREO properties of $3.3 million, compared to $2.3 million during third quarter 2012 and $1.5 million during fourth quarter 2011. Approximately 75% of fourth quarter 2012 write-downs were attributable to three properties.

Increases in OREO expense during the twelve months ended December 31, 2012, compared to the same period in the prior year, were primarily attributable to additional carrying costs associated with properties foreclosed during the period. During 2012, OREO expenses included net operating expenses of $3.7 million, write-downs in the estimated fair value of OREO properties of $6.7 million and net gains on OREO sales of $1.0 million, as compared to net operating expenses of $1.8 million, write-downs in the estimated fair value of OREO properties of $7.5 million and net gains on OREO sales of $567 thousand during 2011.

Other expenses increased during fourth quarter 2012, compared to third quarter 2012. During fourth quarter 2012, the Company adjusted accruals related to its credit card loyalty program resulting in a reversal of $695 thousand of other expense. This decrease was offset by increases in advertising costs, which fluctuate based on the timing of advertising campaigns. Increases in other expenses during the twelve months ended December 31, 2012, as compared to the same period in 2011, were primarily due to non-recurring expenses recorded during the first and second quarters of 2012, including the accrual of $3.0 million of estimated collection and settlement costs, $1.5 million of donations expense associated with the sale of a bank building to a charitable organization and the write-off of $428 thousand of unamortized issuance costs associated with the redemption of junior subordinated debentures. In addition, debit card processing expenses increased $1.4 million in 2012, as compared to 2011, due to changes in per transaction processing costs and increases in transaction volumes. Increases in debit card processing expense were offset by corresponding increases in debit card processing revenues of $1.1 million, which are included in non-interest income from other service charges, commissions and fees in the tables above and the accompanying income statements.

ASSET QUALITY
(Unaudited; $ in thousands)

	For the Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Allowance for loan losses - beginning of period	$99,006	$102,794	$120,303
Charge-offs	(10,291)	(14,813)	(22,435)
Recoveries	3,796	1,525	962
Provision	8,000	9,500	13,751
Allowance for loan losses - end of period	$100,511	$99,006	$112,581

	December 31, 2012	September 30, 2012	December 31, 2011
Period end loans	$4,223,912	$4,180,051	$4,186,549
Average loans, quarter	4,197,665	4,183,016	4,236,228
Non-performing loans:
Non-accrual loans	107,799	122,931	199,983
Accruing loans past due 90 days or more	2,277	4,339	4,111
Troubled debt restructurings	31,932	35,428	37,376
Total non-performing loans	142,008	162,698	241,470
Other real estate owned	32,571	39,971	37,452
Total non-performing assets	$174,579	$202,669	$278,922

	As Of or For the Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Net charge-offs to average loans, annualized	0.62%	1.26%	2.01%
Provision for loan losses to average loans, annualized	0.76%	0.90%	1.29%
Allowance for loan losses to period end loans	2.38%	2.37%	2.69%
Allowance for loan losses to total non-performing loans	70.78%	60.85%	46.62%
Non-performing loans to period end loans	3.36%	3.89%	5.77%
Non-performing assets to period end loans and other real estate owned	4.10%	4.80%	6.60%
Non-performing assets to total assets	2.26%	2.72%	3.81%

As of December 31, 2012, total non-performing loans included $125 million of real estate loans, of which $34 million were construction loans and $74 million were commercial real estate loans. Non-performing construction loans as of December 31, 2012 were comprised of land acquisition and development loans of $23 million, commercial construction loans of $8 million and residential construction loans of $3 million. Decreases in non-performing loans as of December 31, 2012, as compared to September 30, 2012, are primarily due to the movement of non-accrual loans out of the loan portfolio through pay-off, charge-off or foreclosure.

Decreases in troubled debt restructurings as of December 31, 2012, compared to September 30, 2012, were due to the placement of two restructured commercial real estate loans on non-accrual status during fourth quarter 2012.

During fourth quarter 2012, the Company recorded additions to OREO of $6.7 million, recorded write downs in the fair value of OREO properties of $3.3 million and sold OREO with a net book value of $10.8 million at a net gain of $273 thousand.

Decreases in provisions for loan losses during fourth quarter 2012, as compared to third quarter 2012 and fourth quarter 2011, are reflective of continued improvement in credit quality as evidenced by declining levels of non-performing and criticized loans. As of December 31, 2012, non-performing assets were at their lowest level since fourth quarter 2009.

Recoveries of charged-off loans increased during fourth quarter 2012, compared to third quarter 2012 and fourth quarter 2011, primarily due to a $1.2 million recovery on one large commercial loan charged-off earlier in 2012.

CREDIT QUALITY TRENDS
(Unaudited; $ in thousands)

	Provision for Loan Losses	Net Charge-offs	Allowance for Loan Losses	Accruing Loans 30-89 Days Past Due	Non-Performing Loans	Non-Performing Assets
Q1 2009	$9,600	$4,693	$92,223	$98,980	$103,653	$122,300
Q2 2009	11,700	5,528	98,395	88,632	135,484	167,273
Q3 2009	10,500	7,147	101,748	91,956	125,083	156,958
Q4 2009	13,500	12,218	103,030	63,878	124,678	163,078
Q1 2010	11,900	8,581	106,349	62,675	133,042	177,022
Q2 2010	19,500	11,521	114,328	99,334	158,113	200,451
Q3 2010	18,000	12,092	120,236	47,966	202,008	237,304
Q4 2010	17,500	17,256	120,480	57,011	210,684	244,312
Q1 2011	15,000	11,034	124,446	68,021	249,878	281,873
Q2 2011	15,400	15,267	124,579	70,145	263,467	291,790
Q3 2011	14,000	18,276	120,303	62,165	262,578	287,658
Q4 2011	13,751	21,473	112,581	75,603	241,470	278,922
Q1 2012	11,250	7,929	115,902	58,531	222,765	267,521
Q2 2012	12,000	25,108	102,794	55,074	172,333	226,150
Q3 2012	9,500	13,288	99,006	48,277	162,698	202,669
Q4 2012	8,000	6,495	100,511	34,602	142,008	174,579

CRITICIZED LOANS
(Unaudited; $ in thousands)

	Other Assets Especially Mentioned	Substandard	Doubtful	Total
Q1 2009	$163,402	$231,861	$40,356	$435,619
Q2 2009	230,833	242,751	48,326	521,910
Q3 2009	239,320	271,487	60,725	571,532
Q4 2009	279,294	271,324	69,603	620,221
Q1 2010	312,441	311,866	64,113	688,420
Q2 2010	319,130	337,758	92,249	749,137
Q3 2010	340,075	340,973	116,003	797,051
Q4 2010	305,925	303,653	133,353	742,931
Q1 2011	293,899	299,072	135,862	728,833
Q2 2011	268,450	309,029	149,964	727,443
Q3 2011	261,501	305,145	134,367	701,013
Q4 2011	240,903	269,794	120,165	630,862
Q1 2012	242,071	276,165	93,596	611,832
Q2 2012	220,509	243,916	81,473	545,898
Q3 2012	223,306	229,826	66,179	519,311
Q4 2012	209,933	215,188	42,459	467,580

LOANS
(Unaudited; $ in thousands)

	December 31, 2012	September 30, 2012	December 31, 2011	Sequential Quarter % Change	Year Over Year % Change
Real estate:
Commercial	$1,497,272	$1,513,784	$1,553,155	-1.1%	-3.6%
Construction:
Land acquisition & development	220,196	233,082	278,613	-5.5%	-21.0%
Residential	49,274	50,895	61,106	-3.2%	-19.4%
Commercial	65,059	56,097	61,054	16.0%	6.6%
Total construction loans	334,529	340,074	400,773	-1.6%	-16.5%
Residential	708,339	639,235	571,943	10.8%	23.8%
Agricultural	177,244	175,395	175,302	1.1%	1.1%
Total real estate loans	2,717,384	2,668,488	2,701,173	1.8%	0.6%
Consumer:
Indirect consumer loans	438,245	431,449	407,651	1.6%	7.5%
Other consumer loans	137,743	139,984	147,487	-1.6%	-6.6%
Credit card loans	60,806	58,324	60,933	4.3%	-0.2%
Total consumer loans	636,794	629,757	616,071	1.1%	3.4%
Commercial	688,753	672,100	693,261	2.5%	-0.7%
Agricultural	113,627	135,467	119,710	-16.1%	-5.1%
Other loans, including overdrafts	912	1,359	2,813	-32.9%	-67.6%
Loans held for investment	4,157,470	4,107,171	4,133,028	1.2%	0.6%
Mortgage loans held for sale	66,442	72,880	53,521	-8.8%	24.1%
Total loans	$4,223,912	$4,180,051	$4,186,549	1.0%	0.9%

Loan demand continues to be challenging with total loans showing only slight growth as of December 31, 2012, compared to September 30, 2012 and December 31, 2011. Management attributes growth in commercial construction loans as of
December 31, 2012, compared to September 30, 2012, to overall improvement in economic conditions in the Company's market areas. Residential real estate loans grew during fourth quarter 2012 due to continued retention of selected loan production. Agricultural loans decreased as of December 31, 2012, compared to September 30, 2012, due to seasonal reductions in credit lines. Land acquisition and development and residential construction loans continued to decrease during fourth quarter 2012 primarily due to further movement of lower quality loans out of the loan portfolio through pay-off, charge-off or foreclosure.

DEPOSITS
(Unaudited; $ in thousands)

	December 31, 2012	September 30, 2012	December 31, 2011	Sequential Quarter % Change	Year Over Year % Change
Non-interest bearing demand	$1,495,309	$1,443,773	$1,271,709	3.6%	17.6%
Interest bearing:
Demand	1,811,905	1,637,214	1,306,509	10.7%	38.7%
Savings	1,547,713	1,531,359	1,691,413	1.1%	-8.5%
Time, $100 and over	594,712	613,586	681,047	-3.1%	-12.7%
Time, other	790,772	809,800	876,293	-2.3%	-9.8%
Total interest bearing	4,745,102	4,591,959	4,555,262	3.3%	4.2%
Total deposits	$6,240,411	$6,035,732	$5,826,971	3.4%	7.1%

Total deposits increased as of December 31, 2012, compared to September 30, 2012 and December 31, 2011. The favorable shift in the composition of deposits away from higher costing time deposits into lower costing demand deposits continued during fourth quarter 2012. As a result, the Company's cost of funds, including non-interest bearing demand deposits, decreased to 0.39% in fourth quarter 2012, compared to 0.43% in third quarter 2012 and 0.55% in fourth quarter 2011.

Savings deposits decreased as of December 31, 2012, compared to December 31, 2011. As a result of regulatory changes allowing businesses to receive interest on checking accounts, the Company discontinued its savings sweep product resulting in a shift of approximately $300 million from savings deposits into demand deposits during first quarter 2012.

REDEMPTION OF JUNIOR SUBORDINATED DEBENTURES HELD BY SUBSIDIARY TRUSTS

On June 26, 2012, the Company redeemed $41.2 million of 30-year junior subordinated deferrable interest debentures issued by the Company to an unconsolidated subsidiary trust. The redemption of the junior subordinated debentures caused a mandatory redemption of $40 million of 30-year floating rate mandatorily redeemable capital trust preferred securities issued by the unconsolidated subsidiary trust to third-party investors.

CAPITAL
(Unaudited, $ in thousands, except per share data)

	As of or For the Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	Sequential Quarter % Change	Year Over Year % Change
Preferred stockholders' equity	$—	$50,000	$50,000	-100.0%	-100.0%
Common stockholders' equity	735,195	729,059	701,986	0.8%	4.7%
Accumulated other comprehensive income, net	15,991	18,811	19,034	-15.0%	-16.0%
Total stockholders' equity	$751,186	$797,870	$771,020	-5.9%	-2.6%
Book value per common share	$17.35	$17.29	$16.77	0.3%	3.5%
Tangible book value per common share*	12.97	12.90	12.33	0.5%	5.2%
Net tangible book value per common share *	14.37	14.30	13.74	0.5%	4.6%
Weighted average common shares outstanding for basic earnings per common share computation	43,032,697	42,989,564	42,783,770	0.1%	0.6%
Weighted average common shares outstanding for diluted earnings per common share computation	43,198,076	43,120,077	42,847,772	0.2%	0.8%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible book value per common share.

On December 18, 2012, the Company provided notice to preferred stockholders of its intention to redeem the preferred stock on January 18, 2013. Upon notice to holders of the redemption, the preferred stock was reclassified from stockholders' equity to a liability in accordance with generally accepted accounting principles. The preferred stock was redeemed on January 18, 2013 at an aggregate redemption price of $50.2 million, which represented par value plus unpaid and accrued dividends.

CAPITAL RATIOS
(Unaudited)

	December 31, 2012		September 30, 2012	December 31, 2011
Tangible common stockholders' equity to tangible assets*	7.46%		7.67%	7.43%
Net tangible common stockholders' equity to tangible assets*	8.26%		8.50%	8.28%
Tier 1 common capital to total risk weighted assets	11.94%	**	11.81%	11.04%
Leverage ratio	8.81%	**	9.56%	9.84%
Tier 1 risk-based capital	13.60%	**	14.53%	14.55%
Total risk-based capital	15.59%	**	16.52%	16.54%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible common stockholders' equity to tangible assets.

**	Preliminary estimate - may be subject to change.

As of December 31, 2012, the Company had capital levels that, in all cases, exceeded the “well capitalized” requirements under all regulatory capital guidelines.

Fourth Quarter 2012 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss fourth quarter 2012 results at 11:00 a.m. Eastern Standard Time (9:00 a.m. MST) on Tuesday, January 29, 2013. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-888-317-6016 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Standard Time (11:00 a.m. MST) on January 29, 2013 through March 4, 2013 by dialing 1-877-344-7529 (using conference ID 10023660). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 72 banking offices in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

Cautionary Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections. These statements include statements about decreased levels of criticized loans, stabilization of the loan portfolio, the Company's level of allowance for loan losses, manageability of credit costs and levels of profitability. Therefore, the Company's actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions.

The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release: credit losses; concentrations of real estate loans; economic and market developments, including inflation; commercial loan risk; adequacy of the allowance for loan losses; impairment of goodwill; changes in interest rates; access to low-cost funding sources; increases in deposit insurance premiums; inability to grow business; adverse economic conditions affecting Montana, Wyoming and western South Dakota; governmental regulation and changes in regulatory, tax and accounting rules and interpretations; sweeping changes in regulation of financial institutions due to passage of the Dodd-Frank Act; changes in or noncompliance with governmental regulations; effects of recent legislative and regulatory efforts to stabilize financial markets; dependence on the Company’s management team; ability to attract and retain qualified employees; failure of technology; reliance on external vendors; disruption of vital infrastructure and other business interruptions; illiquidity in the credit markets; inability to meet liquidity requirements; lack of acquisition candidates; failure to manage growth; competition; inability to manage risks in turbulent and dynamic market conditions; ineffective internal operational controls; environmental remediation and other costs; failure to effectively implement technology-driven products and services; litigation pertaining to fiduciary responsibilities; capital required to support the Company’s bank subsidiary; soundness of other financial institutions; impact of Basel III capital standards and forthcoming new capital rules proposed for U.S. banks; inability of our bank subsidiary to pay dividends; change in dividend policy; lack of public market for our Class A common stock; volatility of Class A common stock; voting control of Class B stockholders; decline in market price of Class A common stock; dilution as a result of future equity issuances; uninsured nature of any investment in Class A common stock; anti-takeover provisions; controlled company status; subordination of common stock to Company debt; uncertainties associated with introducing new products or lines of business; and, downgrade of the U.S. credit rating.

A more detailed discussion of each of the foregoing risks is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed February 28, 2012. These factors and the other risk factors described in the Company's periodic and current reports filed with the Securities and Exchange Commission from time to time, however, are not necessarily all of the important factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by any of the Company's forward-looking statements. Other unknown or unpredictable factors also could harm the Company's results. Investors and others are encouraged to read the more detailed discussion of the Company's risks contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

All forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

CONSOLIDATED BALANCE SHEETS
(Unaudited, $ in thousands)

	December 31, 2012	September 30, 2012	December 31, 2011
Assets
Cash and due from banks	$177,978	$124,275	$142,502
Federal funds sold	730	1,215	309
Interest bearing deposits in banks	622,624	485,845	329,636
Total cash and cash equivalents	801,332	611,335	472,447
Investment securities:
Available-for-sale	1,995,258	1,979,154	2,016,864
Held-to-maturity (estimated fair values of $218,933, $199,078, $161,877 at December 31, 2012, September 30, 2012 and December 31, 2011, respectively)	208,223	187,573	152,781
Total investment securities	2,203,481	2,166,727	2,169,645
Loans held for investment	4,157,470	4,107,171	4,133,028
Mortgage loans held for sale	66,442	72,880	53,521
Total loans	4,223,912	4,180,051	4,186,549
Less allowance for loan losses	100,511	99,006	112,581
Net loans	4,123,401	4,081,045	4,073,968
Premises and equipment, net of accumulated depreciation	187,565	188,851	184,771
Goodwill	183,673	183,673	183,673
Company-owned life insurance	76,729	76,371	74,880
Other real estate owned ("OREO"), net of write-downs	32,571	39,971	37,452
Accrued interest receivable	28,869	33,416	31,974
Mortgage servicing rights, net of accumulated amortization and impairment reserve	12,653	12,334	11,555
Core deposit intangibles, net of accumulated amortization	5,937	6,291	7,357
Deferred tax asset, net	2,597	1,638	9,628
Other assets	62,953	59,500	68,177
Total assets	$7,721,761	$7,461,152	$7,325,527
Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$1,495,309	$1,443,773	$1,271,709
Interest bearing	4,745,102	4,591,959	4,555,262
Total deposits	6,240,411	6,035,732	5,826,971
Securities sold under repurchase agreements	505,785	460,805	516,243
Accounts payable and accrued expenses	48,208	40,386	42,248
Accrued interest payable	6,502	6,706	8,123
Long-term debt	37,160	37,170	37,200
Other borrowed funds	32	6	7
Preferred stock pending redemption	50,000	—	—
Subordinated debentures held by subsidiary trusts	82,477	82,477	123,715
Total liabilities	6,970,575	6,663,282	6,554,507
Stockholders’ equity:
Preferred stock	—	50,000	50,000
Common stock	271,335	270,553	266,842
Retained earnings	463,860	458,506	435,144
Accumulated other comprehensive income, net	15,991	18,811	19,034
Total stockholders’ equity	751,186	797,870	771,020
Total liabilities and stockholders’ equity	$7,721,761	$7,461,152	$7,325,527

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, $ in thousands, except per share data)

	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Interest income:
Interest and fees on loans	$57,470	$57,418	$60,529
Interest and dividends on investment securities:
Taxable	8,490	9,194	10,023
Exempt from federal taxes	1,256	1,223	1,196
Interest on deposits in banks	383	336	256
Interest on federal funds sold	2	4	2
Total interest income	67,601	68,175	72,006
Interest expense:
Interest on deposits	4,851	5,414	6,854
Interest on securities sold under repurchase agreements	127	144	150
Interest on long-term debt	486	502	493
Interest on preferred stock pending redemption	131	—	—
Interest on subordinated debentures held by subsidiary trusts	1,033	1,110	1,474
Total interest expense	6,628	7,170	8,971
Net interest income	60,973	61,005	63,035
Provision for loan losses	8,000	9,500	13,751
Net interest income after provision for loan losses	52,973	51,505	49,284
Non-interest income:
Income from the origination and sale of loans	12,321	11,665	8,087
Other service charges, commissions and fees	8,774	8,774	8,062
Service charges on deposit accounts	4,401	4,395	4,543
Wealth management revenues	3,659	3,557	3,280
Investment securities gains, net	53	66	1,488
Other income	1,427	1,725	1,537
Total non-interest income	30,635	30,182	26,997
Non-interest expense:
Salaries and wages	23,288	23,341	22,002
Employee benefits	6,113	7,447	6,871
Occupancy, net	3,968	3,793	3,815
Furniture and equipment	3,301	3,231	3,195
OREO expense, net of income	3,877	2,612	2,021
Outsourced technology services	2,199	2,182	2,245
FDIC insurance premiums	1,652	1,622	1,607
Professional fees	1,059	1,050	1,176
Mortgage servicing rights amortization	910	879	940
Mortgage servicing rights impairment	(10)	55	427
Core deposit intangibles amortization	355	355	361
Other expenses	11,120	10,497	11,561
Total non-interest expense	57,832	57,064	56,221
Income before income tax expense	25,776	24,623	20,060
Income tax expense	8,931	8,468	6,795
Net income	16,845	16,155	13,265
Preferred stock dividends	731	863	863
Net income available to common shareholders	$16,114	$15,292	$12,402

Basic earnings per common share	$0.37	$0.36	$0.29
Diluted earnings per common share	$0.37	$0.35	$0.29

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, $ in thousands, except per share data)

	Twelve Months Ended
	December 31, 2012	December 31, 2011
Interest income:
Interest and fees on loans	$230,882	$245,767
Interest and dividends on investment securities:
Taxable	36,847	41,304
Exempt from federal taxes	4,923	4,749
Interest on deposits in banks	1,235	1,050
Interest on federal funds sold	13	13
Total interest income	273,900	292,883
Interest expense:
Interest on deposits	22,306	33,533
Interest on securities sold under repurchase agreements	579	695
Interest on long-term debt	1,981	1,975
Interest on preferred stock pending redemption	131	—
Interest on subordinated debentures held by subsidiary trusts	5,117	5,828
Total interest expense	30,114	42,031
Net interest income:	243,786	250,852
Provision for loan losses	40,750	58,151
Net interest income after provision for loan losses	203,036	192,701
Non-interest income:
Income from the origination and sale of loans	41,790	21,153
Other service charges, commissions and fees	34,226	31,689
Service charges on deposit accounts	17,412	17,647
Wealth management revenues	14,314	13,575
Investment securities gains, net	348	1,544
Other income	6,771	6,264
Total non-interest income	114,861	91,872
Non-interest expense:
Salaries and wages	89,833	83,560
Employee benefits	29,345	27,792
Occupancy, net	15,786	16,223
Furniture and equipment	12,859	12,562
OREO expense, net of income	9,400	8,652
Outsourced technology services	8,826	8,933
FDIC insurance premiums	6,470	7,333
Professional fees	4,044	3,676
Mortgage servicing rights amortization	3,501	3,225
Mortgage servicing rights impairment (recovery)	(771)	1,275
Core deposit intangibles amortization	1,420	1,446
Other expenses	48,922	43,735
Total non-interest expense	229,635	218,412
Income before income tax expense	88,262	66,161
Income tax expense	30,038	21,615
Net income	58,224	44,546
Preferred stock dividends	3,300	3,422
Net income available to common shareholders	$54,924	$41,124

Basic earnings per common share	$1.28	$0.96
Diluted earnings per common share	$1.27	$0.96

AVERAGE BALANCE SHEETS
(Unaudited, $ in thousands)

	Three Months Ended
	December 31, 2012			September 30, 2012			December 31, 2011
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,197,665	$57,915	5.49%	$4,183,016	$57,872	5.50%	$4,236,228	$60,928	5.71%
Investment securities (2)	2,156,668	10,471	1.93	2,098,576	11,123	2.11	2,071,372	11,910	2.28
Interest bearing deposits in banks	600,385	383	0.25	525,149	336	0.25	401,654	256	0.25
Federal funds sold	2,074	2	0.38	3,006	4	0.53	973	2	0.82
Total interest earnings assets	6,956,792	68,771	3.93	6,809,747	69,335	4.05	6,710,227	73,096	4.32
Non-earning assets	623,822			633,551			618,712
Total assets	$7,580,614			$7,443,298			$7,328,939
Interest bearing liabilities:
Demand deposits	$1,705,963	$548	0.13%	$1,613,136	$589	0.15%	$1,300,105	$601	0.18%
Savings deposits	1,528,788	741	0.19	1,523,347	873	0.23	1,689,109	1,217	0.29
Time deposits	1,404,913	3,562	1.01	1,452,688	3,952	1.08	1,598,361	5,036	1.25
Repurchase agreements	496,321	127	0.10	501,640	144	0.11	487,734	150	0.12
Other borrowed funds	20	—	—	6	—	—	5,589	—	—
Long-term debt	37,163	486	5.20	37,174	502	5.37	37,315	493	5.24
Preferred stock pending redemption	7,609	131	6.85	—	—	—	—	—	—
Subordinated debentures held by subsidiary trusts	82,477	1,033	4.98	82,477	1,110	5.35	123,715	1,474	4.73
Total interest bearing liabilities	5,263,254	6,628	0.50	5,210,468	7,170	0.55	5,241,928	8,971	0.68
Non-interest bearing deposits	1,475,600			1,399,585			1,269,423
Other non-interest bearing liabilities	49,855			43,511			47,956
Stockholders’ equity	791,905			789,734			769,632
Total liabilities and stockholders’ equity	$7,580,614			$7,443,298			$7,328,939
Net FTE interest income		$62,143			$62,165			$64,125
Less FTE adjustments (2)		(1,170)			(1,160)			(1,090)
Net interest income from consolidated statements of income		$60,973			$61,005			$63,035
Interest rate spread			3.43%			3.50%			3.64%
Net FTE interest margin (3)			3.55%			3.63%			3.79%
Cost of funds, including non-interest bearing demand deposits (4)			0.39%			0.43%			0.55%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

AVERAGE BALANCE SHEETS
(Unaudited, $ in thousands)

	Twelve Months Ended
	December 31, 2012			December 31, 2011
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,176,439	$232,724	5.57%	$4,275,128	$247,492	5.79%
Investment securities (2)	2,123,231	44,613	2.10	2,026,192	48,795	2.41
Interest bearing deposits in banks	486,203	1,235	0.25	414,375	1,050	0.25
Federal funds sold	2,341	13	0.56	2,231	13	0.58
Total interest earnings assets	6,788,214	278,585	4.10	6,717,926	297,350	4.43
Non-earning assets	627,498			618,454
Total assets	$7,415,712			$7,336,380
Interest bearing liabilities:
Demand deposits	$1,624,687	$2,390	0.15%	$1,269,676	$3,057	0.24%
Savings deposits	1,496,254	3,562	0.24	1,714,294	6,448	0.38
Time deposits	1,473,501	16,354	1.11	1,737,401	24,028	1.38
Repurchase agreements	501,192	579	0.12	500,882	695	0.14
Other borrowed funds	16	—	—	5,582	—	—
Long-term debt	37,185	1,981	5.33	37,442	1,975	5.27
Preferred stock pending redemption	1,913	131	6.85	—	—	—
Subordinated debentures held by subsidiary trusts	102,307	5,117	5.00	123,715	5,828	4.71
Total interest bearing liabilities	5,237,055	30,114	0.58	5,388,992	42,031	0.78
Non-interest bearing deposits	1,346,787			1,146,535
Other non-interest bearing liabilities	47,799			48,532
Stockholders’ equity	784,071			752,321
Total liabilities and stockholders’ equity	$7,415,712			$7,336,380
Net FTE interest income		$248,471			$255,319
Less FTE adjustments (2)		(4,685)			(4,467)
Net interest income from consolidated statements of income		$243,786			$250,852
Interest rate spread			3.52%			3.65%
Net FTE interest margin (3)			3.66%			3.80%
Cost of funds, including non-interest bearing demand deposits (4)			0.46%			0.64%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share; (ii) net tangible book value per common share; (iii) tangible common stockholders' equity to tangible assets; (iv) net tangible common stockholders' equity to tangible assets; (v) tangible assets, and (vi) return on average tangible common equity.

For purposes of computing tangible book value per common share, tangible book value equals common stockholders' equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders' equity divided by shares of common stock outstanding.

For purposes of computing net tangible book value per common share, net tangible book value equals common stockholders' equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible book value per common share is calculated as net tangible common stockholders' equity divided by shares of common stock outstanding. The Company's goodwill as of December 31, 2012 was $184 million, of which approximately $159 million is deductible for income tax purposes over an original period of 15 years. The calculation of net tangible book value takes into account the full amount of tax benefit of approximately $60 million associated with deductible goodwill assuming the Company will continue to have income sufficient to allow it to recognize this benefit in future periods.

For purposes of computing tangible common stockholders' equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders' equity to tangible assets is calculated as tangible common stockholders' equity divided by tangible assets.

For purposes of computing net tangible common stockholders' equity to tangible assets, net tangible common stockholders' equity equals common stockholders' equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible common stockholders' equity to tangible assets is calculated as net tangible common stockholders' equity divided by tangible assets.

For purposes of computing return on average tangible common equity, average tangible common equity equals average common stockholders' equity less average goodwill and average other intangible assets (except mortgage servicing rights). Return on average tangible common equity is calculated by dividing net income available to common shareholders by average tangible common equity.

Management believes that these non-GAAP financial measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders' equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.
NON-GAAP FINANCIAL MEASURES
(Unaudited; $ in thousands except share and per share data)

	December 31, 2012	September 30, 2012	December 31, 2011
Total stockholders’ equity (GAAP)	$751,186	$797,870	$771,020
Less goodwill and other intangible assets (excluding mortgage servicing rights)	189,637	189,994	191,065
Less preferred stock	—	50,000	50,000
Tangible common stockholders’ equity (Non-GAAP)	561,549	557,876	529,955
Add deferred tax liability for deductible goodwill	60,499	60,499	60,499
Net tangible common stockholders’ equity (Non-GAAP)	$622,048	$618,375	$590,454
Total assets (GAAP)	$7,721,761	$7,461,152	$7,325,527
Less goodwill and other intangible assets (excluding mortgage servicing rights)	189,637	189,994	191,065
Tangible assets (Non-GAAP)	$7,532,124	$7,271,158	$7,134,462

Common shares outstanding	43,290,323	43,252,383	42,984,174
Book value per common share	$17.35	$17.29	$16.77
Tangible book value per common share	$12.97	$12.90	$12.33
Net tangible book value per common share	$14.37	$14.30	$13.74
Tangible common stockholders’ equity to tangible assets (Non-GAAP)	7.46%	7.67%	7.43%
Net tangible common stockholders’ equity to tangible assets (Non-GAAP)	8.26%	8.50%	8.28%

	Average For the Three Months Ended			Average For the Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Total stockholders’ equity (GAAP)	$791,905	$789,734	$769,632	$784,071	$752,321
Less goodwill and other intangible assets (excluding mortgage servicing rights)	189,839	$190,206	191,275	190,381	191,823
Less preferred stock	42,391	50,000	50,000	48,087	50,000
Tangible common stockholders' equity (Non-GAAP)	$559,675	$549,528	$528,357	$545,603	$510,498

	As Of or For the Three Months Ended			As Of or For the Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income to available to common shareholders, annualized	$64,106	$60,836	$49,204	$54,924	$41,124
Return on average tangible common equity (Non-GAAP)	11.45%	11.07%	9.31%	10.07%	8.06%

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com